Exhibit 99.5

Unaudited Consolidated Financial Statements of American National as of and for the

three months ended March 31, 2024

1

Consolidated Balance Sheet

(Dollars in thousands, except share and per share data)

March 31, 2024
Assets
Cash and due from banks	$26,565
Interest-bearing deposits in other banks	28,495
Securities available for sale, at fair value	498,545
Restricted stock, at cost	10,549
Loans held for sale	2,019
Loans, net of deferred fees and costs	2,314,860
Less allowance for credit losses - loans	(25,764)
Net loans	2,289,096
Premises and equipment, net	31,428
Goodwill	85,048
Core deposit intangibles, net	2,083
Bank owned life insurance	30,627
Other assets	73,818
Total assets	$3,078,273
Liabilities
Noninterest-bearing deposits	$791,106
Interest-bearing deposits	1,796,022
Total deposits	2,587,128
Customer repurchase agreements	68,336
Other short-term borrowings	30,000
Junior subordinated debt	28,461
Other liabilities	19,075
Total liabilities	2,733,000
Shareholders' equity
Preferred stock, $5 par value, 2,000,000 shares authorized, none outstanding	—
Common stock, $1 par value, 20,000,000 shares authorized, 10,630,663 shares outstanding at March 31, 2024	10,569
Capital in excess of par value	142,894
Retained earnings	235,701
Accumulated other comprehensive loss, net	(43,891)
Total shareholders' equity	345,273
Total liabilities and shareholders' equity	$3,078,273

The accompanying notes are an integral part of the consolidated financial statements.

2

Consolidated Statement of Income

(Dollars in thousands, except share and per share data)

Three Months Ended March 31,
2024
Interest and Dividend Income:
Interest and fees on loans	$28,339
Interest and dividends on securities:
Taxable	2,405
Tax-exempt	24
Dividends	210
Other interest income	625
Total interest and dividend income	31,603
Interest Expense:
Interest on deposits	10,871
Interest on short-term borrowings	1,119
Interest on subordinated debt	522
Total interest expense	12,512
Net Interest Income	19,091
Provision for credit losses	400
Net Interest Income After Provision for Credit Losses	18,691
Noninterest Income:
Wealth management income	1,759
Service charges on deposit accounts	518
Interchange fees	1,023
Other fees and commissions	160
Mortgage banking income	164
Income from Small Business Investment Companies	69
Income from insurance investments	365
Losses on premises and equipment, net	(45)
Other	260
Total noninterest income	4,273
Noninterest Expense:
Salaries and employee benefits	8,527
Occupancy and equipment	1,555
FDIC assessment	366
Bank franchise tax	509
Core deposit intangible amortization	215
Data processing	1,078
Software	383
Merger related expenses	165
Other	2,613
Total noninterest expense	15,411
Income Before Income Taxes	7,553
Income Taxes	1,509
Net Income	$6,044
Net Income Per Common Share:
Basic	$0.57
Diluted	$0.57
Weighted Average Common Shares Outstanding:
Basic	10,630,663
Diluted	10,630,663

The accompanying notes are an integral part of the consolidated financial statements.

3

Consolidated Statement of Comprehensive Income

(Dollars in thousands)

Three Months Ended March 31,
2024
Net income	$6,044
Other comprehensive loss:
Unrealized losses on securities available for sale	(986)
Tax effect	215
Amortization of unrealized gains on cash flow hedges	(71)
Tax effect	15
Other comprehensive loss	(827)
Comprehensive income	$5,217

The accompanying notes are an integral part of the consolidated financial statements.

4

Consolidated Statement of Changes in Shareholders' Equity

Three Months Ended March 31, 2024

(Dollars in thousands, except per share data)

	Common Stock	Capital in Excess of Par Value	Retained Earnings	Accumulated Other Comprehensive Loss	Total Shareholders' Equity
Balance, December 31, 2023	$10,551	$142,834	$232,847	$(43,064)	$343,168
Net income	—	—	6,044	—	6,044
Other comprehensive loss	—	—	—	(827)	(827)
Vesting of restricted stock (14,453 shares)	14	(14)	—	—	—
Equity based compensation	4	74	—	—	78
Cash dividends paid, $0.30 per share	—	—	(3,190)	—	(3,190)
Balance, March 31, 2024	$10,569	$142,894	$235,701	$(43,891)	$345,273

The accompanying notes are an integral part of the consolidated financial statements.

5

Consolidated Statement of Cash Flows

(Dollars in thousands)

Three Months Ended March 31,
2024
Cash Flows from Operating Activities:
Net income	$6,044
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	400
Depreciation	499
Net accretion of acquisition accounting adjustments	(220)
Core deposit intangible amortization	215
Net amortization of securities	124
Net change in loans held for sale	(740)
Equity based compensation expense	78
Net change in bank owned life insurance	(218)
Net change in other assets	4,316
Net change in other liabilities	822
Net cash provided by operating activities	11,320

Cash Flows from Investing Activities:
Proceeds from maturities, calls and paydowns of securities available for sale	21,864
Net change in restricted stock	65
Net increase in loans	(26,206)
Purchases of premises and equipment, net	(118)
Net cash used in investing activities	(4,395)

Cash Flows from Financing Activities:
Net change in noninterest-bearing deposits	(14,478)
Net change in interest-bearing deposits	(4,904)
Net change in customer repurchase agreements	8,988
Repayment of other short-term borrowings	(5,000)
Common stock dividends paid	(3,190)
Net cash used in financing activities	(18,584)
Net Decrease in Cash and Cash Equivalents	(11,659)
Cash and Cash Equivalents at Beginning of Period	66,719
Cash and Cash Equivalents at End of Period	$55,060

The accompanying notes are an integral part of the consolidated financial statements.

6

Note 1 – Summary of Significant Accounting Policies

Nature of Operations and Consolidation

The consolidated financial statements include the accounts of American National Bankshares Inc. (the "Company") and its wholly owned subsidiary, American National Bank and Trust Company (the "Bank"). The Bank offers a wide variety of retail, commercial, secondary market mortgage lending, and trust and investment services which also include non-deposit products such as mutual funds and insurance policies.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses, goodwill and intangible assets.

The accompanying consolidated financial statements include financial information related to the Company and its majority-owned subsidiaries and those variable interest entities where the Company is the primary beneficiary, if any. In preparing the consolidated financial statements, all significant inter-company accounts and transactions have been eliminated. Assets held in an agency or fiduciary capacity are not included in the consolidated financial statements. Accounting guidance states that if a business enterprise is the primary beneficiary of a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity should be included in the consolidated financial statements of the business enterprise. An entity is deemed to be the primary beneficiary of a variable interest entity if that entity has both the power to direct the activities that most significantly impact its economic performance; and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the variable interest entity.

Agreement and Plan of Merger

On July 24, 2023, the Company entered into an Agreement and Plan of Merger with Atlantic Union Bankshares Corporation ("Atlantic Union"). The merger closed on April 1, 2024. The merger agreement provided that the Company merge with and into Atlantic Union, with Atlantic Union continuing as the surviving entity. Immediately following the merger of the Company and Atlantic Union, the Bank merged with and into Atlantic Union's wholly owned bank subsidiary, Atlantic Union Bank, with Atlantic Union Bank continuing as the surviving bank. Under the terms of the merger agreement, at the effective time of the merger, each outstanding share of American National common stock was converted into 1.35 shares of the Atlantic Union’s common stock, resulting in 14.3 million additional shares issued, or aggregate consideration of $505.5 million, based on the closing price per share of the Atlantic Union’s common stock as quoted on the New York Stock Exchange on March 28, 2024, which was the last trading day prior to the consummation of the acquisition.

Cash and Cash Equivalents

Cash includes cash on hand, cash with correspondent banks, and cash on deposit at the Federal Reserve Bank of Richmond. Cash equivalents are short-term, highly liquid investments that are readily convertible to cash with original maturities of three months or less and are subject to an insignificant risk of change in value. Cash and cash equivalents are carried at cost.

Interest-Bearing Deposits in Other Banks

Interest-bearing deposits in other banks mature within one year and are carried at cost.

7

Securities

For available-for-sale ("AFS") securities, the Company evaluates the fair value and credit quality of its AFS securities on at least a quarterly basis. In the event the fair value of a security falls below its amortized cost basis, the security will be evaluated to determine whether the decline in value was caused by changes in market interest rates or security credit quality. The primary indicators of credit quality for the Company's AFS portfolio are security type and credit rating, which is influenced by a number of security-specific factors that may include obligor cash flow, geography, seniority, and others. There is currently no allowance for credit losses ("ACL") recorded against any securities in the Company's AFS securities portfolio at March 31, 2024. If unrealized losses are related to credit quality, the Company estimates the credit related loss by evaluating the present value of cash flows expected to be collected from the security with the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis of the security and a credit loss exists, an ACL shall be recorded for the credit loss, limited by the amount that the fair value is less than amortized cost basis.

The Company does not currently have any securities in held to maturity or trading and has no plans to add any to either category.

Equity securities with readily determinable fair values are carried at fair value with changes in fair value included in noninterest income.

Due to the nature and restrictions placed on the Company's investment in common stock of the Federal Home Loan Bank of Atlanta ("FHLB") and the Federal Reserve Bank of Richmond (“FRB”), these securities have been classified as restricted equity securities and carried at cost.

Loans Held for Sale

Secondary market mortgage loans are designated as held for sale at the time of their origination. These loans are pre-sold with servicing released and the Company does not retain any interest after the loans are sold. These loans consist primarily of fixed-rate, single-family residential mortgage loans which meet the underwriting characteristics of certain government-sponsored enterprises (conforming loans). In addition, the Company requires a firm purchase commitment from a permanent investor before a loan can be committed, thus limiting interest rate risk. Loans held for sale are carried at fair value. Gains on sales of loans are recognized at the loan closing date and are included in noninterest income.

Derivative Loan Commitments

The Company enters into mortgage loan commitments whereby the interest rate on the loan is determined prior to funding (rate lock commitments). Mortgage loan commitments are referred to as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. Loan commitments that are derivatives are recognized at fair value on the consolidated balance sheet with net changes in their fair values recorded in other expenses.

The period of time between issuance of a loan commitment and sale of the loan generally ranges from 30 to 60 days. The Company protects itself from changes in interest rates through the use of best efforts forward delivery contracts, by committing to sell a loan at the time the borrower commits to an interest rate with the intent that the buyer has assumed the interest rate risk on the loan. As a result, the Company is not generally exposed to significant losses nor will it realize significant gains related to its rate lock commitments due to changes in interest rates. The correlation between the rate lock commitments and the best-efforts contracts is very high due to their similarity.

The fair value of rate lock commitments and best-efforts contracts is not readily ascertainable with precision because rate lock commitments and best-efforts contracts are not actively traded in stand-alone markets. The Company determines the fair value of rate lock commitments and best-efforts contracts by measuring the change in the estimated value of the underlying assets while taking into consideration the probability that the loans will be funded.

8

Loans Held for Investment

The Company makes mortgage, commercial, and consumer loans. A substantial portion of the loan portfolio is secured by real estate. The ability of the Company's debtors to honor their contracts is dependent upon the real estate market and general economic conditions in the Company's market area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balance adjusted for the allowance for credit losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method. The accrual of interest on loans is generally discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Loans are typically charged off when the loan is 120 days past due, unless secured and in process of collection. Loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful.

Interest accrued but not collected for loans that are placed on nonaccrual status or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method until qualifying for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

A loan is considered past due when a payment of principal or interest or both is due but not paid. Management closely monitors past due loans in timeframes of 30-59 days, 60-89 days, and 90 or more days past due.

These policies apply to all loan portfolio classes and segments.

The Company's loan portfolio is organized by major segment. These include: commercial, commercial real estate, residential real estate and consumer loans. Each segment has particular risk characteristics that are specific to the borrower and the generic category of credit. Commercial loan repayments are highly dependent on cash flows associated with the underlying business and its profitability. They can also be impacted by changes in collateral values. Commercial real estate loans share the same general risk characteristics as commercial loans but are often more dependent on the value of the underlying real estate collateral and, when construction is involved, the ultimate completion of and sale of the project. Residential real estate loans are generally dependent on the value of collateral and the credit worthiness of the underlying borrower. Consumer loans are very similar in risk characteristics to residential real estate.

Allowance for Credit Losses - Loans

The provision for credit losses charged to operations is an amount sufficient to bring the allowance to an estimated balance that management considers adequate to absorb expected losses in the Company's loan portfolio. The ACL is a valuation allowance that is deducted from the loans' amortized cost basis to present the net amount expected to be collected on the loans. Amortized cost is the principal balance outstanding, net of any purchase premiums and discounts and net of any deferred loan fees and costs. The ACL represents management's estimate of credit losses over the remaining life of the loan portfolio. Loans are charged off against the ACL when management believes the loan balance is no longer collectible. Subsequent recoveries of previously charged off amounts are recorded as increases to the ACL.

The Company's ACL consists of quantitative and qualitative allowances and an allowance for loans that are individually assessed for credit losses. Each of these components is determined based upon estimates and judgments. The quantitative allowance uses historical default and loss experience as well as estimates for prepayments to calculate lifetime expected losses, along with various qualitative factors, including the effects of changes in risk selection, underwriting standards, and lending policies; expected economic conditions throughout a reasonable and supportable period of 24 months; experience of lending staff; quality of the loan review system; and changes in the regulatory, legal, and competitive environment and consideration of peer loss experience. The Company considers economic forecasts from highly recognized third-parties for the model inputs. Loans are segmented based on the type of loan and internal risk ratings. The Company utilizes two calculation methodologies to estimate the collective quantitative allowance: the vintage method and the non-discounted cash flow method. Allowance estimates for residential real estate loans are determined by a vintage method which pools loans by date of origination and applies historical average loss rates based on the age of the loans. Allowance estimates for all other loan types are determined by a non-discounted cash flow method which applies historical probabilities of default and loss given default rates to model expected cash flows for each loan through its life and forecast future expected losses.

9

Loans that do not share risk characteristics are evaluated on an individual basis. The individual reserve component relates to loans that have shown substantial credit deterioration as measured by risk rating and/or delinquency status. In addition, the Company has elected the practical expedient that would include loans for individual assessment consideration if the repayment of the loan is expected substantially through the operation or sale of collateral because the borrower is experiencing financial difficulty. Where the source of repayment is the sale of collateral, the ACL is based on the fair value of the underlying collateral, less selling costs, compared to the amortized cost basis of the loan. If the ACL is based on the operation of the collateral, the reserve is calculated based on the fair value of the collateral calculated as the present value of expected cash flows from the operation of the collateral, compared to the amortized cost basis. If the Company determines that the value of a collateral dependent loan is less than the recorded investment in the loan, the Company charges off the deficiency if it is determined that such amount is deemed to be a confirmed loss.

Allowance for Unfunded Commitments

The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. The reserve for unfunded commitments is adjusted through the provision for credit losses. The calculation of the allowance is consistent with the loss rate calculations for the loan portfolio described above. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded and the provision is recorded in ACL and the reserve is in "Other Liabilities" within the Company's Consolidated Balance Sheet.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost, less accumulated depreciation and amortization. Premises and equipment are depreciated over their estimated useful lives ranging from three years to thirty-nine years; leasehold improvements are amortized over the lives of the respective leases or the estimated useful lives of the improvements, whichever is less. Software is generally amortized over three years. Depreciation and amortization are recorded on the straight-line method.

Costs of maintenance and repairs are charged to expense as incurred. Costs of replacing structural parts of major units are considered individually and are expensed or capitalized as the facts dictate. Gains and losses on routine dispositions are reflected in current operations.

Goodwill and Intangible Assets

Goodwill represents the excess of the cost of an acquired entity over the fair value of the identifiable net assets acquired. The Company follows Accounting Standards Codification ("ASC") 350, Intangibles - Goodwill and Other, which prescribes the accounting for goodwill and intangible assets subsequent to initial recognition. The Company performs its annual analysis as of June 30 each year. Goodwill is not amortized, but is subject to at least an annual assessment for impairment. Other acquired intangible assets with finite lives (such as core deposit intangibles) are initially recorded at estimated fair value and are amortized over their useful lives. Core deposit and other intangible assets are generally amortized using accelerated methods over their useful lives of five to ten years.

10

Leases

The Company determines if an arrangement is a lease at inception. All of the Company's leases are currently classified as operating leases and are included in other assets and other liabilities on the Company's Consolidated Balance Sheet. Periodic operating lease costs are recorded in occupancy expenses of premises on the Company's Consolidated Statement of Income.

Right-of-use ("ROU") assets represent the Company's right to use an underlying asset for the lease term, and lease liabilities represent the Company's obligation to make lease payments arising from the lease arrangements. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of the expected future lease payments over the remaining lease term. In determining the present value of future lease payments, the Company uses its incremental borrowing rate based on the information available at the lease commencement date. The operating ROU assets are adjusted for any lease payments made at or before the lease commencement date, initial direct costs, any lease incentives received and, for acquired leases, any favorable or unfavorable fair value adjustments. The present value of the lease liability may include the impact of options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options provided in the lease terms. Lease expense is recognized on a straight-line basis over the expected lease term. Lease agreements that include lease and non-lease components, such as common area maintenance charges, are accounted for separately.

Wealth Management Assets

Securities and other property held by the wealth management segment in a fiduciary or agency capacity are not assets of the Company and are not included in the accompanying consolidated financial statements.

Other Real Estate Owned ("OREO")

OREO represents real estate that has been acquired through loan foreclosures or deeds received in lieu of loan payments. Generally, such properties are appraised at the time acquired and are recorded at fair value less estimated selling costs. Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in noninterest expense.

Bank Owned Life Insurance

In connection with mergers, the Company has acquired bank owned life insurance ("BOLI"). The asset is reflected as the cash surrender value of the policies as provided by the insurer on a monthly basis.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company – put presumptively beyond reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

11

Income Taxes

The Company uses the balance sheet method to account for deferred income tax assets and liabilities. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Stock-Based Compensation

Stock compensation accounting guidance ASC 718, Compensation - Stock Compensation, requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees' service period, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. A Black-Scholes model is used to estimate the fair value of stock options, while the market price of the Company's common stock at the date of grant is used for restricted stock awards.

Earnings Per Common Share

Basic earnings per common share represent income available to common shareholders divided by the average number of common shares outstanding during the period. Diluted earnings per common share reflect the impact of additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company consist solely of outstanding stock options and are determined using the treasury method. Nonvested shares of restricted stock are included in the computation of basic earnings per share because the holder has voting rights and shares in non-forfeitable dividends during the vesting period.

Comprehensive Income

Comprehensive income is shown in a two statement approach; the first statement presents total net income and its components followed by a second statement that presents all the components of other comprehensive income which include unrealized gains and losses on available for sale securities, unrealized gains and losses on cash flow hedges, and changes in the funded status of the defined benefit postretirement plan.

12

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred.

Mergers and Acquisitions

Business combinations are accounted for under ASC 805, Business Combinations, using the acquisition method of accounting. The acquisition method of accounting requires an acquirer to recognize the assets acquired and the liabilities assumed at the acquisition date measured at their fair values as of that date. To determine the fair values, the Company relies on third party valuations, such as appraisals, or internal valuations based on discounted cash flow analyses or other valuation techniques. Under the acquisition method of accounting, the Company identifies the acquirer and the closing date and applies applicable recognition principles and conditions. Acquisition-related costs are costs the Company incurs to effect a business combination. Those costs include advisory, legal, accounting, valuation, and other professional or consulting fees. Some other examples of costs to the Company include systems conversions, integration planning consultants and advertising costs. The Company accounts for acquisition-related costs as expenses in the periods in which the costs are incurred and the services are received, with one exception. The costs to issue debt or equity securities is recognized in accordance with other applicable GAAP. These acquisition-related costs have been and will be included within the consolidated statement of income classified within the noninterest expense caption.

Derivative Financial Instruments

The Company uses derivatives primarily to manage risk associated with changing interest rates. The Company's derivative financial instruments consisted of interest rate swaps that qualify as cash flow hedges of the Company's trust preferred capital notes. The Company recognized derivative financial instruments at fair value as either an other asset or other liability in the consolidated balance sheet. The effective portion of the gain or loss on the Company's cash flow hedges was reported as a component of other comprehensive income, net of deferred income taxes, and was reclassified into earnings in the same period or periods during which the hedged transactions affect earnings. The Company terminated the interest rate swaps in October 2023. See Note 8 - "Derivative Financial Instruments and Hedging Activities" for additional information.

Recent Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2023-07, “Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures.” The amendments in ASU 2023-07 require that a public entity disclose, on an annual and interim basis, significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, require other segment items by reportable segment to be disclosed and a description of their composition, and require disclosure of the title and position of the chief operating decision maker and an explanation of how they use the reported measure of segment profit or loss in assessing segment performance and deciding how to allocate resources. The amendments apply to all public entities that are required to report segment information in accordance with Topic 280, “Segment Reporting,” and are effective for fiscal years beginning after December 15, 2023, and interim periods with fiscal years beginning after December 15, 2024.  Early adoption is permitted. The amendments are to be applied retrospectively to all prior periods presented. The Company does not expect the adoption of ASU 2023-07 to have a material effect on its consolidated financial statements.

In November 2023, FASB issued ASU 2023-09, “Income Taxes (Topic 740) – Improvements to Income Tax Disclosures.” The amendments in ASU 2023-09 require that a public entity disclose, on an annual basis, specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold, the amount of income taxes paid disaggregated by federal, state and foreign taxes, and the amount of income taxes paid disaggregated by individual jurisdictions in which income taxes paid is equal to or greater than five percent of total income taxes paid. The amendments also require that entities disclose income from continuing operations before income tax expense disaggregated between domestic and foreign, as well as income tax expense from continuing operations disaggregated by federal, state and foreign. The amendments apply to all public entities that are subject to Topic 740, “Income Taxes,” and are effective for annual periods beginning after December 15, 2024.  Early adoption is permitted. The amendments are to be applied on a prospective basis; however, retrospective application is permitted. The Company does not expect the adoption of ASU 2023-09 to have a material effect on its consolidated financial statements.

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Other accounting standards that have been issued by the FASB or other standards-setting bodies are not currently expected to have a material effect on the Company’s financial position, results of operations or cash flows.

Note 2 - Securities

The amortized cost and fair value of investments in securities AFS at March 31, 2024 were as follows (dollars in thousands):

	March 31, 2024
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities available for sale:
U.S. Treasury	$121,705	$—	$7,871	$113,834
Federal agencies and GSEs	76,344	3	4,467	71,880
Mortgage-backed and CMOs	284,285	1	37,079	247,207
State and municipal	42,697	—	3,540	39,157
Corporate	30,816	—	4,349	26,467
Total securities available for sale	$555,847	$4	$57,306	$498,545

At March 31, 2024 there was no allowance for credit losses related to the AFS portfolio. Accrued interest receivable on the securities portfolio totaled $1.1 million at March 31, 2024. The Company had no equity securities at March 31, 2024.

Restricted Stock

Due to restrictions placed upon the Bank's common stock investment in the FRB and FHLB, these securities have been classified as restricted equity securities and carried at cost. The restricted securities are not subject to the investment security classification requirements and are included as a separate line item on the Company's consolidated balance sheet. Restricted equity securities consist of FRB stock in the amount of $6.6 million as of March 31, 2024, and FHLB stock in the amount of $3.9 million as of March 31, 2024.

Unrealized Losses on Securities

The following table shows estimated fair value and gross unrealized losses for which an allowance for credit losses has not been recorded, aggregated by category and length of time that securities have been in a continuous unrealized loss position, at March 31, 2024. The reference point for determining when securities are in an unrealized loss position is month end. Therefore, it is possible that a security's market value exceeded its amortized cost on other days during the past twelve-month period.

14

AFS securities that have been in a continuous unrealized loss position, at March 31, 2024, were as follows
(dollars in thousands):

	Total		Less than 12 Months		12 Months or More
	Fair Value	Unrealized Loss(1)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Treasury	$113,834	$7,871	$—	$—	$113,834	$7,871
Federal agencies and GSEs	71,635	4,467	209	—	71,426	4,467
Mortgage-backed and CMOs	247,152	37,079	171	2	246,981	37,077
State and municipal	36,136	3,540	209	15	35,927	3,525
Corporate	26,467	4,349	1,506	194	24,961	4,155
Total	$495,224	$57,306	$2,095	$211	$493,129	$57,095

(1)	Comprised of 308 individual securities as of March 31, 2024

The Company has evaluated AFS securities in an unrealized loss position for credit related impairment at March 31, 2024 and concluded no impairment existed based on several factors which included: (1) the majority of these securities are of high credit quality, (2) unrealized losses are primarily the result of market volatility and increases in market interest rates, (3) the contractual terms of the investments do not permit the issuer(s) to settle the securities at a price less than the cost basis of each investment, (4) issuers continue to make timely principal and interest payments, and (5) the Company does not intend to sell any of the investments and the accounting standard of “more likely than not” has not been met for the Company to be required to sell any of the investments before recovery of its amortized cost basis. Additionally, the majority of the Company’s MBS do not have credit risk given the implicit and explicit government guarantees associated with these agencies. As of March 31, 2024, there were no allowances for credit losses-securities available for sale.

Restricted Stock

When evaluating restricted stock for impairment, its value is based on the ultimate recoverability of the par value rather than by recognizing temporary declines in value. The Company concluded there were no credit losses related to restricted stock at March 31, 2024.

Realized Gains and Losses

The Company did not have any sales of AFS securities during the three months ended March 31, 2024.

Note 3 - Loans

Loans, net of deferred fees and costs and excluding loans held for sale, at March 31, 2024 were comprised of the following (dollars in thousands):

March 31, 2024
Commercial	$296,525
Commercial real estate:
Construction and land development	227,849
Commercial real estate - owner occupied	418,349
Commercial real estate - non-owner occupied	896,611
Residential real estate:
Residential	378,495
Home equity	89,243
Consumer	7,788
Total loans, net of deferred fees and costs	$2,314,860

At March 31, 2024, unamortized discounts resulting from the Company’s previously acquired loan portfolios totaled $3.1 million.

15

Past Due Loans

The following table shows an analysis by portfolio segment of the Company's past due loans at March 31, 2024 (dollars in thousands):

	30- 59 Days Past Due	60-89 Days Past Due	90 Days + Past Due and Still Accruing	Non Accrual Loans	Total Past Due	Current	Total Loans
Commercial	$39	$—	$—	$—	$39	$296,486	$296,525
Commercial real estate:
Construction and land development	—	—	—	—	—	227,849	227,849
Commercial real estate - owner occupied	323	—	—	2,451	2,774	415,575	418,349
Commercial real estate - non-owner occupied	—	—	—	2,308	2,308	894,303	896,611
Residential:
Residential	423	—	—	553	976	377,519	378,495
Home equity	347	—	—	92	439	88,804	89,243
Consumer	1	—	—	9	10	7,778	7,788
Total	$1,133	$—	$—	$5,413	$6,546	$2,308,314	$2,314,860

The following table is a summary of nonaccrual loans with no recorded allowance for credit losses by major categories (dollars in thousands):

March 31, 2024 Nonaccrual Loans with No Allowance
Commercial real estate:
Commercial real estate-owner occupied	$2,451
Commercial real estate-non-owner occupied	2,308
Residential:
Residential	449
Total	$5,208

All payments received while on nonaccrual status are applied against the principal balance of the loan. The Company does not recognize interest income while loans are on nonaccrual status.

Accrued interest receivable write-offs were not material to the Company’s consolidated financial statements for the three months ended March 30, 2024. There was no interest income recognized on nonaccrual loans during the three months ended March 30, 2024.

The following table presents a nonaccrual loan analysis of collateral dependent loans as of March 31, 2024 (dollars in thousands).

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	Residential Properties	Business Assets	Land	Commercial Property	Owner Occupied	Total Loans
Commercial real estate:	$-	$-	$-	$2,308	$2,451	$4,759
Residential:
Residential	449	-	-	-	-	449
Home equity	-	-	-	-	-	-
Total collateral dependent loans	$449	$-	$-	$2,308	$2,451	$5,208

An assessment of whether a borrower is experiencing financial difficulty is made on the date of a modification. Because the effect of most modifications made to borrowers experiencing financial difficulty is already included in the allowance for credit losses because of the measurement methodologies used to estimate the allowance, a change to the allowance for credit losses is generally not recorded upon modification. Occasionally, the Company modifies loans by providing principal forgiveness on certain of its real estate loans. When principal forgiveness is provided, the amortized cost basis of the asset is written off against the allowance for credit losses. The amount of the principal forgiveness is deemed to be uncollectible; therefore, that portion of the loan is written off, resulting in a reduction of the amortized cost basis and a corresponding adjustment to the allowance for credit losses. In some cases, the Company will modify a certain loan by providing multiple types of concessions.

Typically, one type of concession, such as a term extension, is granted initially. If the borrower continues to experience financial difficulty, another concession, such as principal forgiveness, may be granted.

There were no loans modified to borrowers experiencing financial difficulty during the three months ended March 31, 2024 in accordance with Accounting Standards Update (“ASU”) 2022-02, Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosure and there were no defaults of loans modified to borrowers experiencing financial difficulties during the previous twelve months during the period ended March 31, 2024.

Residential Real Estate in Process of Foreclosure

The Company had no residential real estate loans in the process of foreclosure at March 31, 2024. The Company had no residential OREO at March 31, 2024.

Risk Grades

Loans classified in the Pass category typically are fundamentally sound, and risk factors are reasonable and acceptable.

Loans classified in the Special Mention category typically have been criticized internally, by loan review or the loan officer, or by external regulators under the current credit policy regarding risk grades.

Loans classified in the Substandard category typically have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt, and they are typically characterized by the possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Loans classified in the Doubtful category typically have all the weaknesses inherent in loans classified as substandard, plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values highly questionable and improbable. However, these loans are not yet rated as loss because certain events may occur that may salvage the debt.

The following table shows the Company's recorded investment in loans by credit quality indicators further disaggregated by year of origination as of March 31, 2024 (dollars in thousands):

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	Term Loans by Year of Origination
	2024	2023	2022	2021	2020	Prior	Revolving	Total
Commercial
Pass	$8,207	$38,191	$35,192	$50,800	$17,270	$30,300	$106,770	$286,730
Special Mention	45	1,252	1,004	1,947	49	341	1,901	6,539
Substandard	-	-	122	14	-	1,039	2,081	3,256
Total commercial	$8,252	$39,443	$36,318	$52,761	$17,319	$31,680	$110,752	$296,525
Current period gross write-offs	$-	$-	$-	$-	$-	$-	$(53)	$(53)

Construction and land development
Pass	$4,504	$64,964	$83,475	$41,870	$7,384	$14,093	$7,038	$223,328
Special Mention	-	-	-	4,521	-	-	-	4,521
Substandard	-	-	-	-	-	-	-	-
Total construction and land development	$4,504	$64,964	$83,475	$46,391	$7,384	$14,093	$7,038	$227,849
Current period gross write-offs	$-	$-	$-	$-	$-	$-	$-	$-

Commercial real estate - owner occupied
Pass	$11,335	$35,235	$59,870	$100,644	$42,056	$152,222	$2,960	$404,322
Special Mention	-	-	1,189	1,285	-	3,543	4,962	10,979
Substandard	-	-	-	-	2,247	731	70	3,048
Total commercial real estate - owner occupied	$11,335	$35,235	$61,059	$101,929	$44,303	$156,496	$7,992	$418,349
Current period gross write-offs	$-	$-	$-	$-	$-	$-	$-	$-

Commercial real estate - non-owner occupied
Pass	$12,964	$47,271	$147,365	$273,475	$127,452	$265,771	$5,174	$879,472
Special Mention	-	-	-	-	114	8,163	74	8,351
Substandard	-	3,051	-	1,313	1,442	2,982	-	8,788
Total commercial real estate - non-owner occupied	$12,964	$50,322	$147,365	$274,788	$129,008	$276,916	$5,248	$896,611
Current period gross write-offs	$-	$-	$-	$-	$-	$-	$-	$-

Residential
Pass	$13,855	$75,522	$91,663	$81,597	$23,110	$75,942	$13,608	$375,297
Special Mention	-	-	254	197	-	729	-	1,180
Substandard	597	-	-	255	224	942	-	2,018
Total residential	$14,452	$75,522	$91,917	$82,049	$23,334	$77,613	$13,608	$378,495
Current period gross write-offs	$-	$-	$-	$-	$-	$-	$-	$-

Home equity
Pass	$-	$-	$-	$-	$-	$-	$88,465	$88,465
Special Mention	-	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	778	778
Total home equity	$-	$-	$-	$-	$-	$-	$89,243	$89,243
Current period gross write-offs	$-	$-	$-	$-	$-	$-	$-	$-

Consumer
Pass	$1,689	$2,095	$1,080	$403	$187	$1,701	$615	$7,770
Special Mention	-	-	-	-	-	-	-	-
Substandard	-	-	2	-	-	14	2	18
Total consumer	$1,689	$2,095	$1,082	$403	$187	$1,715	$617	$7,788
Current period gross write-offs	$-	$-	$(1)	$-	$-	$(21)	$(2)	$(24)

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Note 4 -Allowance for Credit Losses - Loans and Reserve for Unfunded Lending Commitments

Changes in the allowance for credit losses and the reserve for unfunded lending commitments (included in other liabilities) at and for the indicated date and period are presented below (dollars in thousands):

Three Months Ended March 31, 2024
Allowance for Credit Losses - Loans
Balance, beginning of period	$25,273
Provision for credit losses	400
Charge-offs	(77)
Recoveries	168
Balance, end of period	$25,764

Reserve for Unfunded Lending Commitments
Balance, beginning of period	$745
Provision for unfunded commitments	—
Balance, end of period	$745

The Company maintains an allowance for off-balance sheet credit exposures such as unfunded balances for existing lines of credit, commitments to extend future credit, as well as both standby and commercial letters of credit when there is a contractual obligation to extend credit and when this extension of credit is not unconditionally cancellable (i.e. commitment cannot be canceled at any time). The allowance for off-balance sheet credit exposures is adjusted through the provision for credit losses. The estimate includes consideration of the likelihood that funding will occur, which is based on a historical funding study derived from internal information, and an estimate of expected credit losses on commitments expected to be funded over its estimated life, which are the same loss rates that are used in computing the allowance for credit losses on loans and are discussed in Note 1. The allowance for unfunded loan commitments is included in other liabilities on the Company's consolidated balance sheet.

The following table presents changes in the Company's allowance for credit losses by portfolio segment at and for the three months ended March 31, 2024 (dollars in thousands):

	Commercial	Construction and Land Development	Commercial Real Estate - Owner Occupied	Commercial Real Estate - Non-owner Occupied	Residential Real Estate	Home Equity	Consumer	Total
Allowance for Credit Losses - Loans
Balance at December 31, 2023	$3,745	$2,847	$4,583	$9,111	$3,928	$959	$100	$25,273
Provision for (recovery of) credit losses	(77)	(444)	98	771	45	(11)	18	400
Charge-offs	(53)	—	—	—	—	—	(24)	(77)
Recoveries	23	2	5	24	88	3	23	168
Balance at March 31, 2024	$3,638	$2,405	$4,686	$9,906	$4,061	$951	$117	$25,764

The ACL incorporates an estimate of lifetime expected credit losses and is recorded on each asset upon asset origination or acquisition. The starting point for the estimate of the allowance for credit losses is historical loss information, which includes losses from modifications of receivables to borrowers experiencing financial difficulty. The Company uses a probability of default/loss given default model to determine the allowance for credit losses. The ACL - loans is allocated to loan segments based upon historical default and loss experience, prepayment estimates, risk grades on individual loans, and qualitative factors. Qualitative factors include effects of changes in risk selection, underwriting standards, and lending policies; expected economic conditions throughout a reasonable and supportable forecast period; experience of lending staff; quality of loan review system; and changes in the regulatory, legal, and competitive environment.

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Note 5 - Goodwill and Other Intangible Assets

The Company's goodwill was recognized in connection with past business combinations and is reported at the community banking segment. The Company reviews the carrying value of goodwill annually as of June 30 or more frequently if certain impairment indicators exist. In testing goodwill for impairment, the Company may first consider qualitative factors to determine whether the existence of events or circumstances lead to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events and circumstances, the Company concludes that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then no further testing is required and the goodwill of the reporting unit is not impaired. If the Company elects to bypass the qualitative assessment or if the Company concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the fair value of the reporting unit is compared with its carrying value to determine whether an impairment exists. In the last evaluation of goodwill, which was the annual evaluation at June 30, 2023, the Company concluded that no impairment existed. No indicators of impairment or triggering events were identified during the three months ended March 31, 2024.

Core deposit intangibles resulting from the acquisitions of MainStreet BankShares, Inc. in January 2015 and HomeTown Bankshares Corporation ("HomeTown") in April 2019 were $10.0 million in the aggregate and are being amortized on an accelerated basis over 120 months. The changes in the carrying amount of goodwill and intangibles for the three months ended March 31, 2024, are as follows (dollars in thousands):

	Goodwill	Intangibles
Balance at December 31, 2023	$85,048	$2,298
Amortization	—	(215)
Balance at March 31, 2024	$85,048	$2,083

Note 6 - Short-term Borrowings

Short-term borrowings consist of customer repurchase agreements, overnight borrowings from the FHLB, and federal funds purchased. The Company has federal funds lines of credit established with correspondent banks in the amount of $110.0 million and has access to the FRB discount window. The Company has $211.2 million in collateral pledged to the FRB discount window as of March 31, 2024. Customer repurchase agreements are collateralized by securities of the U.S. Government, its agencies or GSEs. They mature daily. The interest rates are generally fixed but may be changed at the discretion of the Company. The securities underlying these agreements remain under the Company's control. FHLB overnight borrowings contain floating interest rates that may change daily at the discretion of the FHLB. Federal funds purchased are unsecured overnight borrowings from other financial institutions. Short-term borrowings consisted of the following at March 31, 2024 (dollars in thousands):

March 31, 2024
Customer repurchase agreements	$68,336
Other short-term borrowings	30,000
Total short-term borrowings	$98,336

Note 7 - Long-Term Borrowings

Under the terms of its collateral agreement with the FHLB, the Company provides a blanket lien covering all of its residential first mortgage loans, second mortgage loans, home equity lines of credit, and commercial real estate loans. In addition, the Company pledges as collateral its capital stock in the FHLB and deposits with the FHLB. The Company has a line of credit with the FHLB equal to 30% of the Company's assets, subject to the amount of collateral pledged. As of March 31, 2024, $1.2 billion in eligible collateral was pledged under the blanket floating lien agreement, which covers both short-term and long-term borrowings. FHLB availability based on pledged collateral at March 31, 2024 was $309.0 million, with $360.0 million in remaining collateral eligible to be pledged.

20

The Company had junior subordinated debt at March 31, 2024 as noted below.

In the regular course of conducting its business, the Company takes deposits from political subdivisions of the states of Virginia and North Carolina. At March 31, 2024, the Bank's public deposits totaled $307.4 million. The Company is required to provide collateral to secure the deposits that exceed the insurance coverage provided by the Federal Deposit Insurance Corporation. This collateral can be provided in the form of certain types of government or agency bonds or letters of credit from the FHLB. At March 31, 2024, the Company had $330.0 million in letters of credit with the FHLB outstanding.

Junior Subordinated Debt

On April 7, 2006, AMNB Statutory Trust I, a Delaware statutory trust and a wholly owned unconsolidated subsidiary of the Company, issued $20.0 million of preferred securities (the "Trust Preferred Securities") in a private placement pursuant to an applicable exemption from registration. The Trust Preferred Securities mature on June 30, 2036, but may be redeemed at the Company's option beginning on September 30, 2011. Initially, the securities required quarterly distributions by the trust to the holder of the Trust Preferred Securities at a fixed rate of 6.66%. Effective September 30, 2011, the rate resets quarterly at the three-month LIBOR plus 1.35%. Effective July 2023, the rate resets quarterly at the three-month SOFR plus 1.35%. Distributions are cumulative and accrue from the date of original issuance but may be deferred by the Company from time to time for up to 20 consecutive quarterly periods. The Company has guaranteed the payment of all required distributions on the Trust Preferred Securities. The proceeds of the Trust Preferred Securities received by the trust, along with proceeds of $619 thousand received by the trust from the issuance of common securities by the trust to the Company, were used to purchase $20.6 million of the Company's junior subordinated debt securities (the "Junior Subordinated Debt"), issued pursuant to a junior subordinated debenture entered into between the Company and Wilmington Trust Company, as trustee.

The Company has $8.8 million in junior subordinated debentures to MidCarolina Trust I and MidCarolina Trust II, two separate unconsolidated Delaware statutory trusts (the "MidCarolina Trusts"), to fully and unconditionally guarantee the preferred securities issued by the MidCarolina Trusts. These long-term obligations, which currently qualify as Tier 1 capital, constitute a full and unconditional guarantee by the Company of the MidCarolina Trusts' obligations. The MidCarolina Trusts were not consolidated in the Company's financial statements.

A description of the junior subordinated debt securities outstanding payable to the trusts is shown below as of March 31, 2024 (dollars in thousands):

				Principal Amount
Issuing Entity	Date Issued	Interest Rate	Maturity Date	March 31, 2024
AMNB Statutory Trust I	4/7/2006	SOFR plus 1.35%	6/30/2036	$20,619
MidCarolina Trust I	10/29/2002	SOFR plus 3.45%	11/7/2032	4,671
MidCarolina Trust II	12/3/2003	SOFR plus 2.95%	10/7/2033	3,171
				$28,461

The principal amounts reflected above for the MidCarolina Trusts are net of fair value adjustments totaling $922 thousand at March 31, 2024. The original fair value adjustments totaling $2.2 million were recorded as a result of the acquisition of MidCarolina on July 1, 2011 and are being amortized into interest expense over the remaining lives of the respective borrowings.

21

Note 8 - Derivative Financial Instruments and Hedging Activities

The Company uses derivative financial instruments ("derivatives") primarily to manage risks to the Company associated with changing interest rates. The Company's derivatives were hedging instruments in a qualifying hedge accounting relationship (cash flow or fair value hedge).

The Company designates derivatives as cash flow hedges when they are used to manage exposure to variability in cash flows on variable rate borrowings such as the Company's trust preferred capital notes. The Company uses interest rate swap agreements as part of its hedging strategy by exchanging variable-rate interest payments on a notional amount equal to the principal amount of the borrowings for fixed-rate interest payments, with such interest rates set based on benchmarked interest rates.

All interest rate swaps were entered into with counterparties that met the Company's credit standards, and the agreements contain collateral provisions protecting the at-risk party. The Company believes that the credit risk inherent in these derivative contracts was not significant.

Terms and conditions of the interest rate swaps vary, and amounts receivable or payable are recognized as accrued under the terms of the agreements. The Company assesses the effectiveness of each hedging relationship on a periodic basis. In accordance with ASC 815, Derivatives and Hedging, the effective portions of the derivatives' unrealized gains or losses are recorded as a component of other comprehensive income. Based on the Company's assessment, its cash flow hedges are highly effective, but to the extent that any ineffectiveness exists in the hedge relationships, the amounts would be recorded the Company's consolidated statement of income.

The Company terminated the swap agreements on October 16, 2023, earlier than their maturity of June 2028. Net proceeds from the termination were $2.0 million for settlement of deferred gains and interest and $850 thousand cash collateral returned. The other comprehensive income component remained on the balance sheet and will accrete from the time of execution to the end of the hedge term since the swaps were terminated early.

In addition, the Company has commitments to fund certain mortgage loans (interest rate lock commitments) to be sold into the secondary market and forward commitments for the future delivery of mortgage loans to third party investors which are considered derivatives. It is the Company's practice to enter into forward commitments for the future delivery of residential mortgage loans when interest rate lock commitments are entered into in order to economically hedge the effect of change in interest rates resulting from its commitments to fund the loans. These mortgage banking derivatives are not designated in hedge relationships.

Note 9 - Earnings Per Common Share

The following shows the weighted average number of shares used in computing earnings per common share and the effect on the weighted average number of shares of potentially dilutive common stock. Potentially dilutive common stock had no effect on income available to common shareholders. Nonvested restricted shares are included in the computation of basic earnings per share as the holder is entitled to full shareholder benefits during the vesting period including voting rights and sharing in nonforfeitable dividends. The following table presents basic and diluted earnings per share for the three-month period ended March 31, 2024:

22

	Three Months Ended March 31,
	2024
	Shares	Per Share Amount
Basic earnings per share	10,630,663	$0.57
Effect of dilutive securities - stock options	—	—
Diluted earnings per share	10,630,663	$0.57

There were no anti-dilutive stock options for the three months ended March 31, 2024.

Note 10 - Fair Value Measurements

Determination of Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the fair value measurements and disclosures topic of ASC 825, Fair Value Measurement, fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. The fair value guidance provides a consistent definition of fair value, which focuses on exit price in the principal or most advantageous market for the asset or liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 -Valuation is based on quoted prices in active markets for identical assets and liabilities.

Level 2 -Valuation is based on observable inputs including quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in less active markets, and model-based valuation techniques for which significant assumptions can be derived primarily from or corroborated by observable data in the market.

Level 3 -Valuation is based on model-based techniques that use one or more significant inputs or assumptions that are unobservable in the market.

The following describes the valuation techniques used by the Company to measure certain financial assets and financial liabilities recorded at fair value on a recurring basis in the financial statements:

Securities available for sale: Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived primarily from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or similar securities by using pricing models that consider observable market data (Level 2). If no observable market data is available, valuations are based upon third party model-based techniques (Level 3). There were no securities recorded with a Level 3 valuation at March 31, 2024.

23

Loans held for sale: Loans held for sale are carried at fair value. These loans currently consist of residential loans originated for sale in the secondary market. Fair value is based on the price secondary markets are currently offering for similar loans using observable market data, which is not materially different than cost due to the short duration between origination and sale (Level 2). Gains and losses on the sale of loans are recorded in current period earnings as a component of mortgage banking income on the Company's consolidated statement of income.

The following table presents the balances of financial assets and liabilities measured at fair value on a recurring basis during the period (dollars in thousands):

	Fair Value Measurements at March 31, 2024 Using
Description	Balance at March 31, 2024	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Securities available for sale:
U.S. Treasury	$113,834	$—	$113,834	$—
Federal agencies and GSEs	71,880	—	71,880	—
Mortgage-backed and CMOs	247,207	—	247,207	—
State and municipal	39,157	—	39,157	—
Corporate	26,467	—	26,467	—
Total securities available for sale	$498,545	$—	$498,545	$—
Loans held for sale	$2,019	$—	$2,019	$—

Certain assets are measured at fair value on a nonrecurring basis in accordance with GAAP. Adjustments to the fair value of these assets usually result from the application of lower-of-cost-or-market accounting or write-downs of individual assets.

There were no Company assets measured at fair value on a nonrecurring basis at March 31, 2024.

ASC 825, Financial Instruments, requires disclosure about fair value of financial instruments, including those financial assets and financial liabilities that are not required to be measured and reported at fair value on a recurring or nonrecurring basis. ASC 825 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The Company uses the exit price notion in calculating the fair values of financial instruments not measured at fair value on a recurring basis.

The carrying values and estimated fair values of the Company's financial instruments at March 31, 2024 are as follows (dollars in thousands):

24

	Fair Value Measurements at March 31, 2024 Using
	Carrying Value	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Fair Value Balance
Financial Assets:
Cash and cash equivalents	$55,060	$55,060	$—	$—	$55,060
Securities available for sale	498,545	—	498,545	—	498,545
Restricted stock	10,549	—	10,549	—	10,549
Loans held for sale	2,019	—	2,019	—	2,019
Loans, net of allowance	2,289,096	—	—	2,151,546	2,151,546
Bank owned life insurance	30,627	—	30,627	—	30,627
Accrued interest receivable	7,793	—	7,793	—	7,793

Financial Liabilities:
Deposits	$2,587,128	$—	$2,583,089	$—	$2,583,089
Repurchase agreements	68,336	—	68,336	—	68,336
Other short-term borrowings	30,000	—	30,000	—	30,000
Junior subordinated debt	28,461	—	—	24,967	24,967
Accrued interest payable	2,712	—	2,712	—	2,712

Note 11 - Segment and Related Information

The Company has two reportable segments, community banking and wealth management.

Community banking involves making loans to and generating deposits from individuals and businesses. All assets and liabilities of the Company are allocated to community banking. Investment income from securities is also allocated to the community banking segment. Loan fee income, service charges from deposit accounts, and non-deposit fees such as automated teller machine fees and insurance commissions generate additional income for the community banking segment.

Wealth management includes estate planning, trust account administration, investment management, and retail brokerage.

Investment management includes purchasing equity, fixed income, and mutual fund investments for customer accounts. The wealth management segment receives fees for investment and administrative services.

Segment information as of and for the three months ended March 31, 2024 is shown in the following table (dollars in thousands):

	As of and For the Three Months Ended March 31, 2024
	Community Banking	Wealth Management	Total
Interest income	$31,603	$—	$31,603
Interest expense	12,512	—	12,512
Noninterest income	2,514	1,759	4,273
Noninterest expense	14,866	545	15,411
Income before income taxes	6,339	1,214	7,553
Net income	5,293	751	6,044
Depreciation and amortization	713	1	714
Total assets	3,078,072	201	3,078,273
Goodwill	85,048	—	85,048
Capital expenditures	118	—	118

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Note 12 – Supplemental Cash Flow Information

Supplemental cash flow information as of and for the three months ended March 31, 2024 is shown in the following table (dollars in thousands):

2024
Supplemental Schedule of Cash and Cash Equivalents:
Cash and due from banks	$26,565
Interest-bearing deposits in other banks	28,495
Cash and Cash Equivalents	$55,060

Supplemental Disclosure of Cash Flow Information:
Cash paid for:
Interest on deposits and borrowed funds	$12,163
Income taxes	1,150
Noncash investing and financing activities:
Net unrealized losses on securities available for sale	(986)

Note 13 -Accumulated Other Comprehensive Income (Loss)

Changes in each component of AOCI for the three months ended March 31, 2024 were as follows (dollars in thousands):

For the Three Months Ended	Net Unrealized Losses on Securities	Unrealized Gains (Losses) on Cash Flow Hedges	Adjustments Related to Pension Benefits	Accumulated Other Comprehensive Loss
Balance at December 31, 2023	$(44,115)	$1,455	$(404)	$(43,064)
Net unrealized losses on securities available for sale, net of tax, $(215)	(771)	—	—	(771)
Amortization of unrealized gains on cash flow hedges, net of tax, $15	—	(56)	—	(56)
Balance at March 31, 2024	$(44,886)	$1,399	$(404)	$(43,891)

Note 14 -Subsequent Events – Closing of Previously Announced Merger

Management has evaluated subsequent events through April 1, 2024, the date which the financial statements were available to be issued. Except for the closing of the previously announced merger with Atlantic Union on April 1, 2024 as discussed in Note 1, management has determined there are no subsequent events that require recognition or disclosure in the consolidated financial statements.

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